SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

          RECLAMATION CONSULTING AND APPLICATIONS, INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


           Colorado                         84-0703717
     ------------------------        ------------------------
   (State or other jurisdiction     (I.R.S. Identification No.)
    Employer or incorporation)



          23832 Rockfield Boulevard, Suite 275
                      Lake Forest,
                       California                      92630
  (Address of principal executive offices)          (Zip Code)

               Six Written Compensation Contracts
                        With Consultants
-----------------------------------------------------------------


                     (Full Title of the Plan)

              Gordon W. Davies,   Michael C. Davies
              23832 Rockfield Boulevard, Suite 275
                  Lake Forest, California 92630
             (Name and address of agent for service)

                         (949) 609-0590
 (Telephone Number, including area code, of agent for services)


+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered(2)|  share      |  price       | fee(3)       |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |    900,000   |  $0.025     | $225,000.00  | $20.70       |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. This estimated amount is the closing price as of August 13, 2002, (which is within 5 business days prior to the date of the filing of this registration statement).


                        EXPLANATORY NOTE

      This Registration Statement registers 900,000 shares of the Common Stock (the "Common Stock"),par value $0.01 per share, of Reclamation Consulting and Applications, Inc. (the "Company") under Employee and Consultant Compensation Contracts as follows:
150,000 shares of Common Stock to be issued under the Company's Business Advisory and Consulting Services Compensation Contract with Consultant Gordon W. Davies; 150,000 shares of Common Stock to be issued under the Company's Business Advisory and Consulting Services Compensation Contract with Consultant Michael C. Davies; 200,000 shares of Common Stock issuable under the Company's Consulting Compensation Contract with Gerald Fuller; 50,000 shares of Common Stock to be issued under the Company's Consulting Compensation Contract with Nicole Bierens; 125,000 shares of Common Stock to be issued under the Company's Consulting Contract with Randall Letcavage; 125,000 shares of Common Stock to be issued under the Company's Consulting Contract with Rosemary Nguyen; and 100,000 shares of Common Stock to be issued under the Company's Legal Services Compensation Contract with Donald G. Davis.

                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM  2.   REGISTRATION  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL
           INFORMATION

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Reclamation Consulting and Applications, Inc., is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files quarterly, annual and periodic reports and other information with the Securities and Exchange Commission ("Commission"). The Registration Statement, such reports and other information may be inspected and copies may be obtained, at prescribed rates, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Website that contains reports and other information regarding reporting companies under the Exchange Act, including Reclamation Consulting and Applications, Inc. at http://www.sec.gov.

The following documents have been filed by Reclamation Consulting and Applications, Inc. with the Commission and are hereby incorporated by reference into this prospectus:

  - Reclamation Consulting and Applications, Inc. Form 8-K/A filed on July 19, 2002;

  -  Reclamation Consulting and Applications, Inc.'s Quarterly
     Report filed May 9, 2002 on Form 10-QSB for the three months ended March 31, 2002;

  -  Reclamation   Consulting  and   Applications,   Inc.'s
     Quarterly Report filed February 20, 2002 on form 10-QSB/A for the three months ended December 31, 2001;

  -  Reclamation   Consulting  and   Applications,   Inc.'s
     Quarterly Report filed January 22, 2002 on form 10-QSB/A for the three months ended September 30, 2001;

  -  Reclamation Consulting and Applications, Inc.'s Annual
     Report filed February 21, 2002, on Form 10-KSB/A for the twelve months ended June 30, 2001;

All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be made a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Reclamation Consulting and Applications, Inc. will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this prospectus incorporates). Requests should be directed to Mr. Michael C. Davies, Chief Financial Officer, at Reclamation Consulting and Applications, Inc.'s principal executive offices located at 23832 Rockfield Boulevard, Suite 275, Lake Forest, California 92630, telephone number (949) 609-0590.


DESCRIPTION OF SECURITIES

The total number of securities registered hereunder are nine hundred thousand, (900,000) shares, all of which are common stock of Reclamation Consulting and Applications, Inc. Reclamation Consulting and Applications, Inc. is presently authorized to issue 75,000,000 shares of its Common Stock. As of March 31,
2002, there were 14,086,523 outstanding and subscribed for shares. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shareholders of the Reclamation Consulting and Applications, Inc. have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Reclamation Consulting and Applications, Inc., the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and non-assessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. Reclamation Consulting and Applications, Inc. presently does not pay any dividends and has no foreseeable plan to pay dividends. There are no special preemptive rights or rights upon liquidation, other than the normal rights and priorities which would attach to shares in liquidation pursuant to Colorado State Law. The shares are not subject to call, liability or assessment.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Donald G. Davis, Esq., of the Law Firm of Davis & Associates, Inc., has provided legal advice to the Registrant in connection with the Company's preparation of this Registration Statement, and has also rendered a legal opinion attached hereto as an Exhibit, as to the validity and due issuance of the shares of the Company's Common Stock to be issued and registered hereby. At the same time, Donald G. Davis is the named Consultant who will be issued 100,000 shares of the Company's Common Stock in payment for legal services fully rendered pursuant to the terms of a written Compensation Contract with the Company, which shares are being registered hereby. Neither Donald G. Davis, nor the Law Firm of Davis & Associates has been employed on a contingent basis. Neither Mr. Davis nor Davis & Associates has or is to receive a substantial interest, direct or indirect, in Registrant, nor are either of them connected with Registrant other than in their role as outside counsel for the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 7-109-101, et al of the Colorado General Corporation Law provide in general that a corporation may indemnify its directors, offices, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Reclamation Consulting and Applications, Inc. provide for indemnification of the officers and directors of Reclamation Consulting and Applications, Inc. to the full extent permissible under Colorado law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable. All securities to be offered hereunder are to be originally issued by Reclamation Consulting and Applications,
Inc. after the filing and pursuant to this Registration Statement. Shares to be received pursuant to the consulting agreements upon their subsequent issue are believed to be registered thereby pursuant to the provisions of this Form S-8 registration.


ITEM 8.  EXHIBITS.

     4.1  Registrant Articles of Incorporation and Amendments(1)
     4.2  Bylaws(1)
     5.1  Opinion of The Law Offices of Davis & Associates, Inc.
          re: legality
    23.1  Consent of Stuart Rubin, C.P.A.
    23.2  Consent of The Law Offices of Davis & Associates, Inc.
          (included in Exhibit 5.1).

     (1) Incorporated by reference to Registrant's Form 10-SB/A-2 filed on April 14, 2000.


ITEM 9.  UNDERTAKINGS.

       Reclamation  Consulting  and  Applications,  Inc.   hereby
undertakes:

      (a) During any period in which offers or sales are being made pursuant to this registration or pursuant to a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Reclamation Consulting and Applications, Go, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Reclamation Consulting and Applications, Inc. pursuant to the foregoing provisions, or otherwise, Reclamation Consulting and
Applications, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, against such liabilities (other than the payment by Reclamation Consulting and Applications, Inc. of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Reclamation Consulting and Applications, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Reclamation Consulting and Applications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 8, 2002.


RECLAMATION CONSULTING AND APPLICATIONS, INC.


                           By: /s/ Michael C. Davies
                               - ----------------------
                                   Michael C. Davies
                           Its:    Principal Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                                   August 8, 2002


                               /s/ Michael C. Davies
                               - ----------------------
                                   Michael C. Davies
                                   Principal Financial Officer,
                                   Secretary and Director